UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 1, 2012

HILLENBRAND, INC.

(Exact Name of Registrant as Specified in Charter)

Indiana	1-33794	26-1342272
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Batesville Boulevard Batesville, Indiana	47006
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (812) 934-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

Effective December 1, 2012, Hillenbrand, Inc. (“Hillenbrand”) completed the acquisition of the outstanding capital stock of Coperion Capital GmbH (“Coperion”), pursuant to a Share Purchase Agreement (the “Purchase Agreement”) dated October 16, 2012, among Hillenbrand, its subsidiary Hillenbrand Germany Holding GmbH (“Hillenbrand GmbH”), and the shareholders of Coperion.  Pursuant to the terms of the Purchase Agreement, Hillenbrand GmbH acquired all of Coperion’s capital stock for a purchase price of approximately €419 million ($545 million), which includes the assumption of approximately €87 million of net debt and an estimated €100 million in pension liabilities.  The purchase price is subject to certain post-closing adjustments.

Additional information and details regarding Hillenbrand’s acquisition of Coperion were previously disclosed in Item 1.01 of Hillenbrand’s Current Report on Form 8-K filed on October 16, 2012, and are incorporated herein by reference.  The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Purchase Agreement set forth as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item  2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Effective December 3, 2012, Coperion GmbH, an indirect subsidiary of Hillenbrand following the completion of the acquisition described in Item 2.01 above, entered into a Guarantee Facility Agreement (the “Facility”) with Commerzbank Aktiengesellschaft (the “Bank”).  The Facility permits Coperion and its subsidiaries to issue to customers up to an aggregate of €50 million in bank guarantees, which are frequently required by Coperion’s customer base.  Guarantees issued under the Facility may also take the form of letters of credit or other surety bonds, all of which may be issued in euros or certain other currencies.  Such guarantees carry an annual fee of 1.20%, and the commitment fee for the undrawn portion of the Facility is 0.20% annually.  The Facility has no fixed term and can be terminated by either party upon reasonable notice.  The Facility contains representations, warranties and covenants that are customary for agreements of this type, and also contains certain customary events of default.

Pursuant to a separate Guaranty executed by Hillenbrand in favor of the Bank, dated December 3, 2012, Hillenbrand agreed to guarantee, on an unsecured basis, Coperion’s payment obligations under the Facility.  The Guaranty contains customary representations and warranties for agreements of this type.

Each of the foregoing descriptions of the Facility and Guaranty, respectively, does not purport to be complete and is qualified in its entirety by reference to the text of such document, a copy of which will be filed with Hillenbrand’s next Quarterly Report on Form 10-Q.

The Bank, through its New York and Cayman Island branches, is party to and a lender under Hillenbrand’s Amended and Restated Credit Agreement, dated as of November 19, 2012 (as further amended, the “Credit Agreement”), among Hillenbrand and certain of its subsidiaries, JPMorgan Chase Bank, N.A., as administrative agent, the Bank, and various other agents and lenders named therein.  The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Credit Agreement, a copy of which was filed with Hillenbrand’s Current Report on Form 8-K filed on November 21, 2012, and which is incorporated herein by reference.

Item 8.01 Other Events.

On December 3, 2012, Hillenbrand issued a press release announcing that it had completed the acquisition of Coperion.  A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)  Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be furnished by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)   Exhibits.

Exhibit Number	Description

2.1

Share Purchase Agreement, dated as of October 16, 2012, by and among Hillenbrand, Inc., Hillenbrand Germany Holding GmbH, DBAG Fund V GmbH & Co. KG, DBAG Fund V International GmbH & Co. KG, DBAG Fund V Konzern GmbH & Co. KG, DBAG Fund V Co-Investor GmbH & Co. KG, Deutsche Beteiligungsgesellschaft mbH, Günter Bachmann, Axel Kiefer and Thomas Kehl (incorporated by reference to Exhibit 2.1 to Hillenbrand, Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 16, 2012, File No. 001-33794).

99.1	Press Release, dated December 3, 2012, of Hillenbrand, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLENBRAND, INC.
DATE: December 3, 2012

	BY:	/S/ Cynthia L. Lucchese
Cynthia L. Lucchese
Senior Vice President and
Chief Financial Officer

DATE: December 3, 2012

	BY:	/S/ John R. Zerkle
John R. Zerkle
Senior Vice President,
General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description
2.1

Share Purchase Agreement, dated as of October 16, 2012, by and among Hillenbrand, Inc., Hillenbrand Germany Holding GmbH, DBAG Fund V GmbH & Co. KG, DBAG Fund V International GmbH & Co. KG, DBAG Fund V Konzern GmbH & Co. KG, DBAG Fund V Co-Investor GmbH & Co. KG, Deutsche Beteiligungsgesellschaft mbH, Günter Bachmann, Axel Kiefer and Thomas Kehl (incorporated by reference to Exhibit 2.1 to Hillenbrand, Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 16, 2012, File No. 001-33794).

99.1	Press Release, dated December 3, 2012, of Hillenbrand, Inc.